CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 42 to Registration Statement No. 033-41245 on Form N-1A of our report dated February 26, 2007, relating to the financial statements and financial highlights of Accessor Funds, Inc., including Growth Fund, Value Fund, Small to Mid Cap Fund, International Equity Fund, High Yield Bond Fund, Intermediate Fixed-Income Fund, Short-Intermediate Fixed-Income Fund, Mortgage Securities Fund, Limited Duration U.S. Government Fund, U.S. Government Money Fund, Accessor Income Allocation Fund, Accessor Income & Growth Allocation Fund, Accessor Balanced Allocation Fund, Accessor Growth & Income Allocation Fund, Accessor Growth Allocation Fund and Accessor Aggressive Growth Allocation Fund appearing in the Annual Report on Form N-CSR of Accessor Funds, Inc. for the year ended December 31, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Disclosure of the Funds' Portfolio Holdings,"
"Disclosure of the Fund's Portfolio Holdings," and "Independent Registered Public Accounting Firm and Legal Counsel" in the Statements of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois
April 30, 2007